SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 19, 2012

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, South Dakota Soybean Processors, LLC (the “Company”) entered into a new employment agreement with its Chief Executive Officer, Thomas Kersting. Mr. Kersting’s base salary will be $210,105 which may be adjusted by the Company’s board of managers at their sole discretion during his annual performance review. In addition to a base salary, Mr. Kersting is entitled, but is not required to receive, a bonus as determined by the Company’s board at their sole discretion. He also is entitled to paid vacations and holidays, receipt and participation in insurance benefits and retirement plans provided to other employees, and reimbursement of reasonable travel and other related employment expenses. The employment agreement continues indefinitely unless terminated by Mr. Kersting or the Company, which may be terminated with or without cause. If Mr. Kersting is terminated without cause, he is entitled to receive: i) his base salary until the effective date of such termination and for an additional 52 week period; ii) any other amounts earned, accrued or owed to Mr. Kersting under this employment agreement but not yet paid; and iii) any other benefits payable to Mr. Kersting under any benefit plan or program of the Company. The employment agreement is attached in this report as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2012, the Company held its 2012 annual meeting of members in Volga, South Dakota.  The primary purpose of the meeting was to consider and vote on two proposals: 1) to elect seven persons to the board of managers of the Company; and 2) to approve the Company’s Amended and Restated Operating Agreement dated June 19, 2012. In the first proposal, the following persons were unanimously re-elected to the board of managers: District 1 – Robert Nelson; District 2 – Alan Christensen; District 4 – James Jepsen; District 5 – Maurice Odenbrett; District 6 – Lyle Trautman; and District 7 – Gary Wertish. The members residing in District 3 elected Doyle Renass as their representative by a voting margin of 8 to 7 over Randy Feldhaus.

In the second proposal, the affirmative vote of the majority of class A members voting on the proposal was necessary to approve the Amended and Restated Operating Agreement dated June 19, 2012. At the meeting, the members voted and approved the Amended and Restated Operating Agreement, by the following tally:

For – 143	Against – 12	Abstain - 3

A copy of the Amended and Restated Operating Agreement dated June 19, 2012 is attached in this report as Exhibit 3.1(ii).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

3.1(ii) -	Amended and Restated Operating Agreement dated June 19, 2012.

10.1 -	Employment Agreement dated June 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 21, 2012	/s/ Tom Kersting
Thomas Kersting, Chief Executive Officer